Parallel Petroleum Corporation 1004 N. Big Spring, Suite 400 Midland, TX 79701 (432) 684-3727 http://www.plll.com	PRESS RELEASE Contact: Cindy Thomason Manager of Investor Relations cindyt@plll.com

PARALLEL PETROLEUM ANNOUNCES
FOURTH QUARTER AND YEAR-END 2006 FINANCIAL RESULTS

MIDLAND, Texas, (BUSINESS WIRE), February 28, 2007 - Parallel Petroleum Corporation (NASDAQ: PLLL) today announced its financial results for the fourth quarter and year ended December 31, 2006, compared to the results for the same period in 2005. In a separate press release issued today, Parallel announced its fourth quarter 2006 production, 2007 capital investment budget and operations update.

Fourth Quarter Financial Results

For the three months ended December 31, 2006, Parallel reported net income of $11.1 million, or $0.29 per diluted share. Included in net income was a $9.0 million pre-tax gain on the sale of the Company’s West Fork pipeline assets during the fourth quarter of 2006. Also included in net income was a $2.8 million pre-tax, non-cash gain related to the change in fair market value of derivative instruments and ineffective portion of hedges. For the three months ended December 31, 2005, Parallel recorded net income of $8.4 million, or $0.24 per diluted share. Included in net income for the three months ended December 31, 2005 was a $1.7 million pre-tax, non-cash gain related to the change in fair market value of derivative instruments and ineffective portion of hedges.

For the fourth quarter of 2006, Parallel’s oil and natural gas sales were 289 MBbls of oil and 1,645 MMcf of natural gas, or 563 MBOE, a 26% increase when compared to the fourth quarter of 2005. During this period, the average prices the Company received for its oil and natural gas on an unhedged basis were $53.93 per barrel and $6.43 per Mcf, or $46.46 per BOE ($42.47 per BOE, hedged). For the same period of 2005, oil sales were 251 MBbls at an average unhedged price of $54.23 per barrel and natural gas sales were 1,181 MMcf at an average unhedged price of $9.64 per Mcf, or 448 MBOE at an average unhedged price of $55.81 per BOE ($48.27 per BOE, hedged).

Year End Results

For the twelve months ended December 31, 2006, Parallel reported net income of $26.2 million, or $0.71 per diluted share. Included in net income was a $9.0 million pre-tax gain on the sale of the Company’s West Fork pipeline assets during the fourth quarter of 2006. Also included in net income was a $3.4 million pre-tax, non-cash gain related to the change in fair market value of derivative instruments and ineffective portion of hedges. For the twelve months ended December 31, 2005, Parallel recorded a net loss of $1.6 million, or a loss of $0.06 per diluted share. Included in the net loss for the twelve months ended December 31, 2005 was a $31.8 million pre-tax, non-cash loss related to the change in fair market value of derivative instruments and ineffective portion of hedges.

For the twelve months ended December 31, 2006, Parallel’s oil and natural gas sales were 1,137 MBbls of oil and 6,539 MMcf of natural gas, or 2,227 MBOE, a 46% increase when compared to the twelve months ended December 31, 2005. The average prices the Company received for its oil and natural gas on an unhedged basis were $59.86 per barrel and $6.19 per Mcf, or $48.73 per BOE ($43.56 per BOE, hedged). For the same period of 2005, oil sales were 923 MBbls at an average unhedged price of $51.78 per barrel and natural gas sales were 3,592 MMcf at an average price of $8.54 per Mcf, or 1,522 MBOE at $51.57 per BOE ($43.46 per BOE, hedged).

Net cash provided by operating activities for the twelve months ended December 31, 2006, was $74.2 million, compared to $37.1 million for the same period of 2005. The 100% increase was primarily related to increased oil and gas production volumes, increased oil prices, the sale of the Company’s West Fork pipeline assets, and an increase in current liabilities offset by an increase in current assets, primarily related to vendor payables and joint interest receivables associated with the Company’s increased drilling activities.

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Parallel Petroleum Announces
4Q & Year End 2006 Financial Results
February 28, 2007

Balance Sheet Review

At December 31, 2006, current assets were $42.3 million, which included $5.9 million of cash and cash equivalents. Current liabilities were $51.0 million, including current derivative obligations of $14.1 million. Long-term liabilities were $208.1 million, including $165.0 million of debt and $14.4 million of derivative obligations. The Company’s revolving credit facility had a borrowing base of $167.0 million as of December 31, 2006, and outstanding borrowings under the revolving credit facility as of that same date were $115.0 million. In addition, the Company had $50.0 million outstanding under its second lien term loan facility. As of December 31, 2006, the Company’s net capitalized costs associated with its oil and gas properties and other equipment were $388.5 million. Stockholders’ equity was $183.8 million, which included net proceeds of $60.3 million from 2.5 million shares of common stock sold for $25.25 per share on August 16, 2006. Accumulated other comprehensive loss of $6.4 million in 2005 was reduced to zero in 2006 due to the settlement of cash flow hedges.

Oil & Gas Derivatives

Parallel announced on July 12, 2006 that it had hedged approximately 1.17 million barrels of oil through West Texas Intermediate (WTI) costless collars with $65.00 floors and caps ranging from $92.00 to $79.60 per barrel for the period starting October 1, 2006 through October 31, 2010. Please refer to the last table in this press release for information pertaining to the Company’s derivatives as of December 31, 2006.

In February 2007, Parallel hedged 2,196,000 MMBTU of natural gas through a WAHA costless collar with a floor of $6.50 per MMBTU and a cap of $9.50 per MMBTU for the period starting April 1, 2007 through March 31, 2008.

Management Comments

Larry C. Oldham, Parallel’s President, commented, “2006 was a record-setting year for Parallel. We achieved record annual net income, net cash provided by operating activities, production and proved reserves. We ended 2006 with total proved reserves of 38.5 MMBOE, a 52% increase over 2005, and replaced 695% of the Company’s 2006 production. Our portfolio of oil and gas properties in the Permian Basin and Fort Worth Basin provides a platform for growth in 2007 and beyond. In 2006 and recently in 2007, we also locked in value by hedging additional oil and natural gas production volumes at attractive prices.”

Conference Call and Webcast Information

Parallel’s management will host a conference call to discuss current operations, production, reserves and financial results for the fourth quarter ended December 31, 2006. In addition to this press release, please refer to Parallel’s operations update press release also dated February 28, 2007 and its Form 10-K Report for the year ended December 31, 2006 that was filed with the Securities and Exchange Commission on February 28, 2007.

The conference call will be held on Thursday, March 1, 2007, at 2:00 p.m. Eastern time (1:00 p.m. Central time). To participate in the call, dial 800-510-0178 or 617-614-3450, Participant Passcode 82777331, at least five minutes before the scheduled start time. The conference call will also be webcast with slides, and can be accessed live at Parallel’s web site, http://www.plll.com. A replay of the conference call will be available at the Company’s web site or by calling 888-286-8010 or 617-801-6888, Passcode 91111025.

SELECTED FINANCIAL STATEMENTS AND SCHEDULES FOLLOW

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Parallel Petroleum Announces
4Q & Year End 2006 Financial Results
February 28, 2007

PARALLEL PETROLEUM CORPORATION
Consolidated Balance Sheets
December 31, 2006 and 2005
(dollars in thousands)

Assets	2006	2005
Current assets:
Cash and cash equivalents	$5,910	$6,418
Accounts receivable:
Oil and natural gas sales	18,605	13,183
Joint interest owners and other, net of allowance for doubtful account of $80 and $9	10,539	877
Affiliates	8	12
	29,152	14,072
Other current assets	2,863	2,364
Deferred tax asset	4,340	5,241
Total current assets	42,265	28,095
Property and equipment, at cost:
Oil and natural gas properties, full cost method (including $50,375 and $22,328 not
subject to depletion)	501,405	303,819
Other	2,614	2,404
	504,019	306,223
Less accumulated depreciation, depletion and amortization	(115,513)	(90,826)
Net property and equipment	388,506	215,397
Restricted cash	325	2,640
Investment in pipelines and gathering system ventures	6,454	3,326
Other assets, net of accumulated amortization of $760 and $901	5,268	3,550
	$442,818	$253,008
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$36,171	$10,841
Asset retirement obligations	701	214
Derivative obligations	14,109	16,607
Total current liabilities	50,981	27,662
Revolving credit facility	115,000	50,000
Term loan	50,000	50,000
Asset retirement obligations	4,362	2,281
Derivative obligations	14,386	25,527
Deferred tax liability	24,307	8,036
Total long-term liabilities	208,055	135,844
Commitments and contingencies
Stockholders' equity:
Series A preferred stock -- par value $0.10 per share, authorized 50,000 shares	-	-
Preferred stock -- 6% convertible preferred stock -- par value of $0.10 per share,
(liquidation preference of $10 per share) authorized, 10,000,000 shares	-	-
Common stock -- par value $0.01 per share, authorized 60,000,000 shares,
issued and outstanding 37,547,010 and 34,748,916	375	347
Additional paid-in capital	140,353	78,699
Retained earnings	43,054	16,899
Accumulated other comprehensive loss	-	(6,443)
Total stockholders' equity	183,782	89,502
	$442,818	$253,008

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Parallel Petroleum Announces
4Q & Year End 2006 Financial Results
February 28, 2007

PARALLEL PETROLEUM CORPORATION
Consolidated Statements of Operations
Years ended December 31, 2006, 2005, 2004
(dollars in thousands, except per share data)

	2006	2005	2004
Oil and natural gas revenues:
Oil and natural gas sales	$97,025	$66,150	$35,837

Cost and expenses:
Lease operating expense	16,819	9,947	7,373
Production taxes	5,577	4,102	2,108
General and administrative	9,523	6,712	5,378
Depreciation, depletion and amortization	24,687	12,044	8,712
Total costs and expenses	56,606	32,805	23,571
Operating income	40,419	33,345	12,266
Other income (expense), net:
Gain (loss) on derivatives not classified as hedges	2,802	(31,669)	(5,726)
Gain (loss) on ineffective portion of hedges	626	(137)	(240)
Interest and other income	158	167	189
Interest expense	(12,360)	(4,780)	(2,732)
Other expense	(189)	(102)	(324)
Equity in income (loss) of pipelines and gathering system ventures	8,593	(89)	-
Total other income (expense), net	(370)	(36,610)	(8,833)
Income (loss) before income taxes	40,049	(3,265)	3,433
Income tax benefit (expense)	(13,894)	1,676	(1,162)
Net income (loss)	26,155	(1,589)	2,271
Cumulative preferred stock dividend	-	(271)	(572)
Net income (loss) available to common stockholders	$26,155	$(1,860)	$1,699
Net income (loss) per common share:
Basic	$0.73	$(0.06)	$0.07
Diluted	$0.71	$(0.06)	$0.07

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Parallel Petroleum Announces
4Q & Year End 2006 Financial Results
February 28, 2007

PARALLEL PETROLEUM CORPORATION
Consolidated Statements of Cash Flows
Years ended December 31, 2006, 2005 and 2004
( dollars in thousands)
	2006	2005	2004
Cash flows from operating activities:
Net income (loss)	$26,155	$(1,589)	$2,271
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depreciation, depletion and amortization	24,687	12,044	8,712
Accretion of asset retirement obligation	248	112	92
Deferred income tax	13,894	(1,676)	1,162
(Gain) loss on derivatives not classified as hedges	(2,802)	31,669	5,726
(Gain) loss on ineffective portion of hedges	(626)	137	240
Common stock issued for directors fees	118	99	99
Stock option expense	531	278	169
Equity (income) loss in pipelines and gathering system ventures	(8,593)	-	-
Return on investment in pipelines and gathering system ventures	9,000	89	-
Bad debt expense	71	-	-

Changes in assets and liabilities:
Other assets, net	1,567	(823)	163
Restricted cash	(50)	(274)	-
Increase in accounts receivable	(15,151)	(7,034)	(2,112)
(Increase) decrease in other current assets	(153)	(1,187)	31
Increase in accounts payable and accrued liabilities	25,330	5,273	1,603
Federal tax deposit	(40)	-	-
Net cash provided by operating activities	74,186	37,118	18,156
Cash flows from investing activities:
Additions to oil and natural gas properties	(195,396)	(77,351)	(67,911)
Restricted cash	2,366	(79)	(2,287)
Proceeds from disposition of oil and natural gas properties	130	3,028	1,625
Additions to other property and equipment	(210)	(342)	(647)
Settlements of derivative instruments	(3,902)	(5,022)	-
Purchase of derivative instruments	-	(2,363)	-
Investment in pipelines and gathering system ventures	(11,260)	(2,820)	(298)
Return of investment in pipelines and gathering system ventures	7,724	-	-
Net cash used in investing activities	(200,548)	(84,949)	(69,518)
Cash flows from financing activities:
Borrowings from bank line of credit	117,000	45,714	53,325
Payments on bank line of credit	(52,000)	(74,714)	(14,075)
Deferred financing costs	(179)	(1,253)	(429)
Borrowings from term loan	-	50,000	-
Proceeds from exercise of stock options	766	2,248	523
Proceeds (net) from common stock issued	60,267	27,744	-
Payment of preferred stock dividend	-	(271)	(572)
Deferred stock offering costs	-	-	(7)
Net cash provided by financing activities	125,854	49,468	38,765
Net increase (decrease) in cash and cash equivalents	(508)	1,637	(12,597)
Cash and cash equivalents at beginning of year	6,418	4,781	17,378
Cash and cash equivalents at end of year	$5,910	$6,418	$4,781
Non-cash financing and investing activities:
Oil and natural gas properties asset retirement obligation	$2,320	$251	$338
Other transactions:
Interest paid	$12,540	$5,422	$1,708

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Parallel Petroleum Announces
4Q & Year End 2006 Financial Results
February 28, 2007

PARALLEL PETROLEUM CORPORATION SELECTED OPERATING AND FINANCIAL DATA
	Three Months Ended		Twelve Months Ended
(in thousands, except per unit data)	12/31/2005	12/31/2006	12/31/2005	12/31/2006

Production Volumes:
Oil (Bbls)	251	289	923	1,137
Natural gas (Mcf)	1,181	1,645	3,592	6,539
BOE (1)	448	563	1,522	2,227
BOE per day	4.9	6.1	4.2	6.1

Sales Prices:
Oil (per Bbl) (2)	$54.23	$53.93	$51.78	$59.86
Natural gas (per Mcf) (2)	$9.64	$6.43	$8.54	$6.19
BOE price (2)	$55.81	$46.46	$51.57	$48.73
BOE price (3)	$48.27	$42.47	$43.46	$43.56

Operating Revenues:
Oil	$13,632	$15,598	$47,800	$68,076
Effect of oil hedges	(3,380)	(2,248)	(12,139)	(11,512)
Natural Gas	11,384	10,579	30,690	40,461
Effect of natural gas hedges	-	-	(201)	-
	$21,636	$23,929	$66,150	$97,025
Operating Expenses and Income:
Lease operating expense	$2,548	$4,180	$9,947	$16,819
Production taxes	1,487	1,461	4,102	5,577
General and administrative:
General and administrative	1,348	1,649	4,289	5,885
Public reporting	593	727	2,423	3,638
Depreciation, depletion and amortization	3,885	6,839	12,044	24,687
	9,861	14,856	32,805	56,606
Operating income	11,775	9,073	33,345	40,419

Other income (expense), net:
Gain (loss) on derivatives not classified as hedges	1,417	2,686	(31,669)	2,802
Gain (loss) on ineffective portion of hedges	319	126	(137)	626
Interest and other income	43	36	167	158
Interest expense	(1,679)	(3,416)	(4,780)	(12,360)
Other expense	(25)	(25)	(102)	(189)
Equity in income (loss) of pipelines and gathering system ventures	(17)	8,661	(89)	8,593
Total other income (expense), net	58	8,068	(36,610)	(370)
Income (loss) before income taxes	11,833	17,141	(3,265)	40,049
Income tax benefit (expense)	(3,461)	(6,057)	1,676	(13,894)
Net income (loss)	8,372	11,084	(1,589)	26,155
Cumulative preferred stock dividend	-	-	(271)	-
Net income (loss) available to common stockholders	$8,372	$11,084	$(1,860)	$26,155

Net income (loss) per common share:
Basic	$0.24	$0.30	$(0.06)	$0.73
Diluted	$0.24	$0.29	$(0.06)	$0.71

Weighted average common shares outstanding:
Basic	34.2	37.5	32.3	35.9
Diluted	35.0	38.3	32.3	36.8

(1) A BOE means one barrel of oil equivalent using the ratio of six Mcf of gas to one barrel of oil.
(2) Excludes hedge transactions.
(3) Includes hedge transactions.

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Parallel Petroleum Announces
4Q & Year End 2006 Financial Results
February 28, 2007

PARALLEL PETROLEUM CORPORATION
DERIVATIVES INFORMATION AS OF DECEMBER 31, 2006 (1)
OIL COLLARS:

		NYMEX Oil Prices		Fair Market
Period of Time	Barrels of Oil	Floor	Cap	Value
				($ in thousands)
Jan 1, 2007 thru Dec 31, 2007	292,000	$55.63	$84.88	$357
Jan 1, 2008 thru Dec 31, 2008	237,900	$60.38	$81.08	411
Jan 1, 2009 thru Dec 31, 2009	620,500	$63.53	$80.21	1,733
Jan 1, 2010 thru Oct 31, 2010	486,400	$63.44	$78.26	1,285
Total Fair Market Value				$3,786

NATURAL GAS COLLARS:
		Houston Ship Channel
	MMBTU of	or WAHA Gas Prices		Fair Market
Period of Time	Natural Gas	Floor	Cap	Value
				($ in thousands)
Apr 1, 2007 thru Oct 31, 2007	214,000	$6.00	$11.05	$85
Apr 1, 2007 thru Oct 31, 2007	642,000	$6.25	$8.90	291
Total Fair Market Value				$376

COMMODITY SWAPS:

		NYMEX Oil	Fair Market
Period of Time	Barrels of Oil	Swap Price	Value
			($ in thousands)
Jan 1, 2007 thru Dec 31, 2007	474,500	$34.36	$(14,109)
Jan 1, 2008 thru Dec 31, 2008	439,200	$33.37	(13,826)
Total Fair Market Value			$(27,935)

INTEREST RATE SWAPS:
		Weighted Avg
	Notional	Fixed	Fair Market
Period of Time	Amounts	Interest Rates	Value
	($ in millions)		($ in thousands)
Jan 1, 2007 thru Dec 31, 2007	$100	4.62%	$611
Jan 1, 2008 thru Dec 31, 2008	$100	4.86%	12
Jan 1, 2009 thru Dec 31, 2009	$50	5.06%	(86)
Jan 1, 2010 thru Oct 31, 2010	$50	5.15%	(71)
Total Fair Market Value			$466

(1) BNP Paribas and Citibank, NA are the counterparties in Parallel's derivative instruments.

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Parallel Petroleum Announces
4Q & Year End 2006 Financial Results
February 28, 2007

The Company

Parallel Petroleum is an independent energy company headquartered in Midland, Texas, engaged in the acquisition, exploration, development and production of oil and gas using 3-D seismic technology and advanced drilling, completion and recovery techniques. Parallel’s primary areas of operation are the Permian Basin of West Texas and New Mexico, North Texas Barnett Shale, Onshore Gulf Coast of South Texas, East Texas and Utah/Colorado. Additional information on Parallel Petroleum Corporation is available at http://www.plll.com.

This release contains forward-looking statements subject to various risks and uncertainties that could cause the Company’s future plans, objectives and performance to differ materially from those in the forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology such as “initial daily test rates,” “may,” “will,” “expect,” “intend,” “plan,” “subject to,” “anticipate,” “estimate,” “continue,” “present value,” “future,” “reserves”, “appears,” “prospective,” or other variations thereof or comparable terminology. Factors that could cause or contribute to such differences could include, but are not limited to, those relating to the results of exploratory drilling activity, the Company’s growth strategy, changes in oil and natural gas prices, operating risks, availability of drilling equipment, outstanding indebtedness, weaknesses in the Company’s internal controls, the inherent variability in early production tests, changes in interest rates, dependence on weather conditions, seasonality, expansion and other activities of competitors, changes in federal or state environmental laws and the administration of such laws, and the general condition of the economy and its effect on the securities market. While we believe our forward-looking statements are based upon reasonable assumptions, these are factors that are difficult to predict and that are influenced by economic and other conditions beyond our control. Investors are directed to consider such risks and other uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.

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